UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 3, 2016

Commission File Number:  000-49760

Petro River Oil Corp.
(Exact name of registrant as specified in its charter.)

Delaware
(State or other jurisdiction of incorporation or organization)
98-0611188
(IRS Employer Identification No.)

55 5th Avenue, Suite 1702, New York, New York 10003
(Address of principal executive offices)

347-491-4011
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 3, 2016, Petro River Oil Corp. (the "Company") entered into an Amended and Restated Conditional Purchase Agreement with Horizon I Investments, LLC ("Horizon Investments") ("Amended Agreement"). The Amended Agreement amends and restates a Conditional Purchase Agreement entered into on December 1, 2015 ("Purchase Agreement"), which Purchase Agreement was filed as Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 7, 2015.

The Amended Agreement amends the Purchase Agreement to (i) provide for additional advances by Horizon Investments to the Company of approximately $850,000 (together with the previous advance of $750,000, the "Notes Receivable"); and (ii) the issuance by the Company at closing of the transactions contemplated by the Purchase Agreement (the "Horizon Transaction") of an additional approximately 1,395,916 million shares. The increase in the number of shares issued to Horizon Investments reflects the additional cash, receivables and other assets reflected on Horizon Investment's balance sheet at the time of closing of the Horizon Transaction, which amount reflects the Notes Receivable. All other terms and conditions of the Purchase Agreement remained in full force and effect.

The Horizon Transaction closed on May 3, 2016 (the "Closing"). A copy of the Amended Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1.

As a result of the Closing, (i) approximately $683,000, net of escrow fees, was released from escrow to the Company; (ii) the Company acquired approximately $5.0 million in cash and receivables (including the Notes Receivable); (iii) the Company acquired a 20% membership interest in Horizon Energy Partners, LLC; and (iv) the Company issued 11,564,250 shares of its Common Stock to Horizon Investments.

Item 8.01 Other Events.

See Item 1.01 below. In addition, on May 4, 2106, the Company issued a press release announcing the Closing of the Horizon Transaction, and providing other corporate updates. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Disclaimer.

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements with respect to the Company's plans, objectives, expectations and intentions; and (ii) other statements identified by words such as "may", "could", "would", "should", "believes", "expects","anticipates", "estimates", "intends", "plans" or similar expressions. These statements are based upon the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Petro River Oil Corp.

Date:   May 9, 2016
By:	/s/ Scot Cohen

Name: Scot Cohen
Title: Executive Chairman

Exhibit Index

Exhibit No.	Description
EX-10.1	Amended and Restated Horizon Agreement
EX-99.1	Horizon Closing Press Release